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                                                                   EXHIBIT 10.11

IN ORDER TO LICENSE A PETSVETSANDYOU.COM WEBSITE (as defined below), AND/OR TO USE THE PETSVETSANDYOU.COM WEB DESIGN CENTER (as defined below), YOU ARE REQUIRED TO AGREE TO THE FOLLOWING TERMS AND CONDITIONS. PLEASE READ THESE TERMS AND CONDITIONS CAREFULLY BEFORE USING THE PETSVETSANDYOU.COM PRODUCTS AND SERVICES ON THIS WEBSITE. BY CLICKING ON THE BOX NEXT TO THE PHRASE "Website License Agreement" ON THE ACCOUNT INFORMATION PAGE (PURSUANT TO THE INSTRUCTIONS LOCATED THEREON), YOU ARE AGREEING TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS, AS AMENDED FROM TIME TO TIME BY PETSVETSANDYOU.COM (THE "AGREEMENT"). IF YOU DO NOT AGREE, YOU WILL NOT BE ABLE TO LICENSE A PETSVETSANDYOU.COM WEBSITE OR USE THE WEB DESIGN CENTER.

1. Definitions. In this Agreement, the following capitalized terms shall have the meanings ascribed to them below:


         a. "PETSVETSANDYOU.COM WEBSITE" means any pre-designed, customizable PetsVetsandYou.com website template licensed by PetsVetsandYou.com to end users through the PetsVetsandYou.com website (currently located at the URL www.PetsVetsandYou.com).

         b. "WEB DESIGN CENTER" means the PetsVetsandYou.com on-line tool that allows customers to access their PETSVETSANDYOU.COM WEBSITE, add/modify content, upload images and make generic changes to their PETSVETSANDYOU.COM WEBSITE.

         c. "WEBSITE HOSTING" (also known as Web site hosting, Web hosting, and Webhosting) is the business of housing, serving, and maintaining files for a PETSVETSANDYOU.COM website.

2. Registration Process. To license a PETSVETSANDYOU.COM WEBSITE and/or use the WEB DESIGN CENTER you must, in addition to selecting the PETSVETSANDYOU.COM WEBSITE you desire to license, submit certain registration data. Such registration data shall include, but shall not be limited to, your name, address, e-mail address, and your credit card number and other billing information. You hereby certify that all of the registration data you provide to PetsVetsandYou.com is accurate and complete, and you agree to notify PetsVetsandYou.com within twenty (20) days of any changes to such data. PetsVetsandYou.com reserves the right, in its sole discretion, to refuse to provide access to WEB DESIGN CENTER or a license for a PETSVETSANDYOU.COM WEBSITE to you for any reason.

3. Payment. Billing for the PETSVETSANDYOU.COM WEBSITE shall be by valid credit card (acceptable to PetsVetsandYou.com) at the time of purchase. Your monthly payments for the same will be automatically charged to the credit card provided by you (and acceptable to PetsVetsandYou.com) at the time of your purchase (with such payments being charged in advance on a monthly basis, excluding any applicable free trial periods, if any), and you hereby agree that PetsVetsandYou.com is authorized to so


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charge your credit card. PetsVetsandYou.com, in its sole discretion, shall determine the prices it will charge for the PETSVETSANDYOU.COM WEBSITE and access to the WEB DESIGN CENTER, and the terms and conditions applicable to the same, and PetsVetsandYou.com may, upon providing thirty (30) days' notice to you, amend such pricing and/or terms and conditions. If you do not agree to the change(s), you may terminate this Agreement (or cancel your access to the WEB DESIGN CENTER, as applicable) as provided herein within that thirty (30) days; otherwise all such changes shall thereafter be effective with respect to your account, and you agree that we are authorized to charge your credit card for any new monthly WEBSITE HOSTING fee. In the event you are dissatisfied with your PETSVETSANDYOU.COM WEBSITE within the first thirty (30) days following your order, you shall receive a full refund upon PetsVetsandYou.com's receipt of your written request within such thirty (30) day period (the "Request for Refund"). In order to receive a refund, you must send your Request for Refund to PetsVetsandYou.com in accordance with Section 14, and include the following information:


         (i) your PetsVetsandYou.com customer identification number and username;

         (ii)     your PETSVETSANDYOU.COM WEBSITE web address; and

         (iii) your reason for requesting the refund. Upon timely receipt of your Request for Refund, PetsVetsandYou.com shall issue a credit to your credit card account in the amount of the PETSVETSANDYOU.COM WEBSITE HOSTING fee and this Agreement will be deemed terminated pursuant and subject to Section 13.

4. Limited License. PetsVetsandYou.com grants you a non-exclusive, non-transferable, limited license to use the PETSVETSANDYOU.COM WEBSITE for the sole purposes of creating and operating a website pursuant to the terms and conditions set forth herein. This Agreement does not constitute a license to use PetsVetsandYou.com's trade names, service marks, trademarks, or any other PetsVetsandYou.com proprietary marks.

5. Usage Guidelines. You may not use the PETSVETSANDYOU.COM WEBSITE or the WEB DESIGN CENTER for the activities listed below. In the event you violate this provision, this Agreement will immediately be terminated and you will no longer be able to use the PETSVETSANDYOU.COM WEBSITE or the WEB DESIGN CENTER. PetsVetsandYou.com has sole and absolute discretion to determine if and when the provisions of this section are violated. You may not use the licensed PETSVETSANDYOU.COM WEBSITE or the WEB DESIGN CENTER to display or otherwise use any material, content, software or information that contains any of the following:

         (a) material that violates local, state, federal or international laws;

         (b) any material that violates or infringes in any way upon the rights of any third party, including copyrights, trademark rights or other intellectual property rights;

         (c)      hate propaganda;

         (d)      fraudulent material or fraudulent activity;



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         (e)      any material that is threatening, abusive, harassing,
                  defamatory, invasive of privacy or publicity rights, vulgar, obscene, profane, indecent, or otherwise objectionable or inappropriate as determined by PetsVetsandYou.com at its sole discretion;

         (f) any material that promotes, encourages, or provides instructional information about illegal activities;

         (g) any software, information, or other material that contains a virus, "Trojan Horse," or corrupted data; or

         (h) any software or information to promote or utilize software or any of PetsVetsandYou.com's services to deliver unsolicited email.

6. Ownership Rights. You agree and understand that the licensed PETSVETSANDYOU.COM WEBSITE, and all graphic designs, style templates, icons, HTML code, and other content and graphic elements incorporated therein are the exclusive property of PetsVetsandYou.com. In addition, PetsVetsandYou.com owns all right, title and interest in and to PetsVetsandYou.com's trade names, service marks, inventions, copyrights, trade secrets, patents, and know-how relating to the design, function, or operation of the WEB DESIGN CENTER and the PETSVETSANDYOU.COM WEBSITE.

7. Restrictions. You may not copy, sell, redistribute, license, sublicense or otherwise give a PETSVETSANDYOU.COM WEBSITE to any third party without PetsVetsandYou.com's written consent.

8. PETSVETSANDYOU.COM'S DISCLAIMER OF WARRANTY. You agree and understand that you are using the PETSVETSANDYOU.COM WEBSITE WEB DESIGN CENTER and WEBSITE HOSTING, at your own risk. THE PETSVETSANDYOU.COM WEBSITE, WEB DESIGN CENTER AND WEBSITE HOSTING are provided on an AS IS, AS AVAILABLE BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. PETSVETSANDYOU.COM EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE PETSVETSANDYOU.COM WEBSITE, WEB DESIGN CENTER, OR WEBSITE HOSTING WILL MEET YOUR REQUIREMENTS, BE ERROR-FREE, SECURE OR UNINTERRUPTED. PETSVETSANDYOU.COM DOES NOT GUARANTEE YOUR RECEIPT OF SERVICE AT ANY PARTICULAR TIME OR THE INTEGRITY OF DATA STORED OR TRANSMITTED VIA ITS SYSTEM. NO ORAL ADVICE OR WRITTEN INFORMATION GIVEN BY PETSVETSANDYOU.COM, ITS EMPLOYEES, LICENSORS OR THE LIKE, WILL CREATE A WARRANTY; NOR MAY YOU RELY ON ANY SUCH INFORMATION OR ADVICE. The terms of this Section will survive any termination or cancellation of this agreement.

9. LIMITATION OF LIABILITY. YOU AGREE THAT OUR ENTIRE LIABILITY, AND YOUR EXCLUSIVE REMEDY, WITH RESPECT TO THE



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PETSVETSANDYOU.COM WEBSITE, THE WEB DESIGN CENTER, WEBSITE HOSTING AND ANY
MATTER ARISING OUT OF THIS AGREEMENT, IS SOLELY LIMITED TO THE AMOUNT YOU PAID FOR SUCH PETSVETSANDYOU.COM WEBSITE, WEB DESIGN CENTER AND/OR WEBSITE HOSTING. PETSVETSANDYOU.COM, ITS CONTRACTORS, AGENTS, AFFILIATES AND PARENT COMPANIES SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OR INABILITY TO USE ANY OF THE PETSVETSANDYOU.COM WEBSITES, WEB DESIGN CENTER, WEBSITE HOSTING OR OTHER PETSVETSANDYOU.COM SERVICES OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE SERVICES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, IN SUCH STATES, OUR LIABILITY IS LIMITED TO THE EXTENT PERMITTED BY LAW. WE DISCLAIM ANY AND ALL LOSS OR LIABILITY RESULTING FROM, BUT NOT LIMITED TO:

         (1) LOSS OR LIABILITY RESULTING FROM ACCESS DELAYS OR ACCESS INTERRUPTIONS;

         (2) LOSS OR LIABILITY RESULTING FROM DATA NON-DELIVERY OR DATA MIS-DELIVERY;

         (3)      LOSS OR LIABILITY RESULTING FROM ACTS OF GOD;

         (4) LOSS OR LIABILITY RESULTING FROM THE UNAUTHORIZED USE OR MISUSE OF YOUR ACCOUNT INFORMATION (INCLUDING ANY PASSWORDS);

         (5) LOSS OR LIABILITY RESULTING FROM ERRORS, OMISSIONS, OR MISSTATEMENTS IN ANY AND ALL INFORMATION OR SERVICE(S) PROVIDED UNDER THIS AGREEMENT;

         (6) LOSS OR LIABILITY RELATING TO THE DELETION OF OR FAILURE TO STORE E-MAIL MESSAGES;

         (7) LOSS OR LIABILITY RESULTING FROM THE DEVELOPMENT OR INTERRUPTION OF YOUR PETSVETSANDYOU.COM WEBSITE;

         (8) LOSS OR LIABILITY FROM YOUR INABILITY TO USE OUR WEB DESIGN CENTER SERVICE;

         (9) LOSS OR LIABILITY THAT YOU MAY INCUR IN CONNECTION WITH OUR PROCESSING OF YOUR APPLICATION FOR OUR SERVICES, OUR PROCESSING OF ANY AUTHORIZED MODIFICATION TO YOUR PETSVETSANDYOU.COM WEBSITE OR REGISTRATION DATA, OR YOUR AGENTS FAILURE TO PAY ANY FEES, INCLUDING THE INITIAL LICENSE FEE OR INITIAL OR SUBSEQUENT WEB DESIGN CENTER SERVICE FEE;. YOU HEREBY ACKNOWLEDGE THAT THIS PROVISION WILL APPLY WHETHER OR NOT PETSVETSANDYOU.COM IS GIVEN NOTICE OF THE



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                  POSSIBILITY OF SUCH DAMAGES AND THAT THIS PROVISION WILL APPLY
                  TO ALL CONTENT, MERCHANDISE OR SERVICES AVAILABLE THROUGH PETSVETSANDYOU.COM.

The terms of this Section will survive any termination or cancellation of this Agreement.

10. Indemnification. You agree to defend, indemnify, and hold PetsVetsandYou.com and its contractors, agents, employees, officers, directors, shareholders, affiliates and assigns harmless from and against any and all claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and expenses) of third parties arising from or related to

         (a) any information, material, content products, or services available on your licensed PETSVETSANDYOU.COM WEBSITE;

         (b) your use of the WEB DESIGN CENTER or the licensed PETSVETSANDYOU.COM WEBSITE; or

         (c)      any use of your licensed PETSVETSANDYOU.COM WEBSITE.

The obligations in this Section will not be limited in any way by any other provisions of this Agreement, including the limitation of liability section set forth above. PetsVetsandYou.com shall have the right to participate in any defense by you of a third party claim against PetsVetsandYou.com, with counsel of PetsVetsandYou.com's choice at its own expense. PetsVetsandYou.com shall reasonably cooperate in the defense at your request and expense. You shall have sole responsibility to defend PetsVetsandYou.com against any claim, but must receive PetsVetsandYou.com's prior written consent regarding any related settlement. The terms of this Section will survive any termination or cancellation of this Agreement.

11. Modifications. PetsVetsandYou.com reserves the right to modify this Agreement at its own discretion upon thirty (30) days written notice to you of any such modification and the effective date of such modification. If any modification to this Agreement is unacceptable to you, you may immediately terminate this Agreement (or, if applicable, cancel your WEBSITE HOSTING subscription) by providing written notice to PetsVetsandYou.com; you will not receive any refund of fees paid by you hereunder in connection with any such termination. If you do not terminate or cancel the Agreement, or if you continue to use the WEBSITE HOSTING or the PETSVETSANDYOU.COM WEBSITE following any modification to this Agreement, your continued use will mean that you have accepted that modification. Otherwise, this Agreement may not be modified except by the written consent of both parties.

12.      Cancellation. You may cancel your subscription to the WEBSITE
HOSTING service at any time. To cancel your subscription to the WEBSTIE HOSTING service you must submit your written notice of cancellation to PetsVetsandYou.com (as provided herein) and include the following information:

         (i) your PetsVetsandYou.com customer identification number and username;

         (ii)     your PETSVETSANDYOU.COM WEBSITE web address; and



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         (iii)    your reason for requesting cancellation. Unless terminated earlier as provided herein, your WEBSITE HOSTING service will be cancelled as of the expiration of the monthly billing cycle in which your notice was received.

13.      Term and Termination.


13.1 Term. The term of this Agreement shall be for one (1) year from the date of your agreement to the terms and conditions hereof (the "Effective Date") and shall thereafter continue on a month-to-month basis for successive monthly periods, unless either Party notifies the other of termination, in accordance with Section 12 or 13 of the Agreement.

13.2 Termination without Cause. Either you or PetsVetsandYou.com may terminate this Agreement at any time, without cause, upon thirty (30) days' written notice to the non-terminating party.

13.3 Termination for Default. PetsVetsandYou.com may terminate this Agreement, without notice, if in the sole judgment of PetsVetsandYou.com you are in violation of any of the Usage Guidelines set forth in Section 5 hereof. PetsVetsandYou.com may terminate this Agreement upon twenty (20) days' written notice if in the sole judgment of PetsVetsandYou.com you are in default of any material provision of this Agreement (other than the Usage Guidelines) and you have not cured such default by the end of the twenty (20) days.

13.4 Effect of Termination. Upon any termination of this Agreement, your license to use the PETSVETSANDYOU.COM WEBSITE will automatically terminate, and you shall immediately cease any use of the PETSVETSANDYOU.COM WEBSITE. In addition PetsVetsandYou.com shall immediately cease providing the WEBSITE HOSTING service and your right to use the WEB DESIGN CENTER shall terminate. PetsVetsandYou.com shall cease charging your credit card for the Monthly WEBSITE HOSTING Fee as of the expiration of the monthly billing cycle in which the termination is effective. Unless specified otherwise in writing by PetsVetsandYou.com, you will not receive any refund for monthly payments already made by you as of the date of termination. Upon termination, you shall destroy any copy of the materials licensed to you hereunder and referenced herein. If termination of this Agreement is due to your default hereunder, you shall bear all costs of such termination, including any reasonable costs PetsVetsandYou.com incurs in closing your account. You agree to pay any and all costs incurred by PetsVetsandYou.com (including attorneys' fees and other professional fees) in enforcing your compliance with this Section.

13.5 Survival. In the event of termination of this Agreement for any reason, Sections 1, 3, 6, 7, 8, 9, 10, 11, 13, 14 and 15 shall survive.

14. Notices. All notices must be sent either in writing or by e-mail, except as otherwise expressly provided herein. All written notices to PetsVetsandYou.com shall be delivered to PetsVetsandYou.com, Inc., 10919 North Dale Mabry Highway, Tampa, Florida 33618.



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All notices to you shall be delivered to your mailing address or e-mail address as provided in your account information (as updated by you pursuant to this Agreement). Either of us may change our respective address by written notice delivered to the other party. All notices delivered in writing hereunder must be sent by either overnight courier or certified mail, return receipt requested.

15. Miscellaneous. This Agreement constitutes the entire agreement between you and PetsVetsandYou.com with respect to the WEBSITE HOSTING service, WEB DESIGN CENTER and your use of the PETSVETSANDYOU.COM WEBSITE and supersedes all prior agreements between you and PetsVetsandYou.com. PetsVetsandYou.com's failure to enforce any provision of this agreement will not be construed as a waiver of any provision or right. In the event that a portion of this Agreement is held unenforceable, the unenforceable portion will be construed in accordance with applicable law as nearly as possible to reflect the original intentions of the parties, and the remainder of the provisions will remain in full force and effect. Interpretation and enforcement of this Agreement will be governed by the laws of the State of Florida, United States of America (excluding its choice of law rules). You hereby consent to personal jurisdiction in the federal courts in the Middle District of the State of Florida and the state courts of Hillsborough County, Florida for any action arising out of or related in any way to this Agreement or relating to your use of the PETSVETSANDYOU.COM WEBSITE, WEB DESIGN CENTER or WEBSITE HOSTING service. Nothing in this Agreement will be construed as creating a joint venture, partnership, employment or agency relationship between you and PetsVetsandYou.com, and you do not have any authority to create any obligation or make any representation on PetsVetsandYou.com's behalf. Other than as specified herein, neither party makes any representations, or assumes or creates any obligations, on behalf of the other. You may not assign this Agreement, by operation of law or otherwise, without PetsVetsandYou.com's written consent. Subject to the foregoing, this Agreement will be binding on, inure to the benefit of and be enforceable against you and PetsVetsandYou.com and their respective successors and assigns. PetsVetsandYou.com is not responsible for and shall have no liability with respect to any products and/or services purchased by you from other parties, whether through the PetsVetsandYou.com web site or otherwise, and the provision of any such other products and/or services shall be subject to your agreement, if any, with the party providing the other products and/or services. The terms of this Section will survive any termination of this agreement.



(C)Copyright 2000 PetsVetsandYou.com, Inc. All rights reserved.